Regency Energy Partners’ 2007 Annual Report Highlights New General Partnership Ownership, Acquisitions and Improved Financial Results

DALLAS, April 28, 2008 – Regency Energy Partners LP (Nasdaq: RGNC) announced today the availability of its 2007 annual report, which highlights new general partner GE Energy Financial Services, three acquisitions and increased adjusted EBITDA.  Regency’s annual report can be accessed at www.regencyenergy.com in the “Investor Relations” section.

Regency’s unitholders and other interested parties may obtain a free hard copy of the 2007 annual report by contacting Lyndsay Hannah in Regency’s Investor Relations department at (214) 239-0016 or lyndsay.hannah@regencygas.com.  Also, Regency will accept written requests mailed to Regency Energy Partners, Attention Investor Relations, 1700 Pacific Avenue, Suite 2900, Dallas, Texas, 75201.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations & Communications
Regency Energy Partners
214-239-0093
shannon.ming@regencygas.com

Media Relations:
Elizabeth Browne Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com